                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 31, 1995




                         CHARTER ONE FINANCIAL, INC.
   -----------------------------------------------------------------------
           (Exact name of Registrant as specified in its Charter)




        Delaware                 0-16311                  34-1567092
   -----------------------------------------------------------------------
      (State or other        (Commission File           (IRS Employer
       jurisdiction of           Number)                Identification
       incorporation)                                         No.)




       1215 Superior Avenue, Cleveland, Ohio                    44114
   -----------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)





     Registrant's telephone number, including area code: (216) 566-5300
   -----------------------------------------------------------------------





                                     N/A
   ----------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On October 31, 1995, Charter One Financial, Inc. ("Charter One") issued the press release included as Exhibit 99 to this report and incorporated by reference herein, announcing the consummation of its merger with FirstFed Michigan Corporation ("FirstFed"), which included the merger of Charter One Bank, F.S.B. ("Charter One Bank"), a wholly owned subsidiary of Charter One, with First Federal of Michigan ("First Federal"), a wholly owned subsidiary of FirstFed. The Merger was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 30, 1995. Upon the Merger, each share of common stock, $0.01 par value, of FirstFed (the "FirstFed Common Stock") was converted into the right to receive 1.2 shares of common stock, $0.01 par value, of Charter One ("Charter One Common Stock"). The Merger Agreement was included as Exhibit 2 to Charter One's Current Report on Form 8-K for the event on May 31, 1995 (as amended), and is incorporated herein by reference.

         In the Merger, the assets and liabilities of FirstFed became part of Charter One and the assets and liabilities of First Federal became part of Charter One Bank. Charter One intends to integrate the operations of FirstFed into its existing operations and continue to maintain the business and physical assets of FirstFed, subject to the needs of Charter One. Based on the 18,755,926 shares of FirstFed Common Stock outstanding as of October 31, 1995, Charter One will issue 22,506,201 shares of Charter One Common Stock in connection with the Merger, for total consideration (based on the $28.375 per share closing price of Charter One Common Stock on the Nasdaq National Market on October 31, 1995) of $638.6 million. In addition, Charter One will pay approximately $26,000 in cash in lieu of fractional shares.

         The Consolidated Financial Statements, and the notes thereto, of FirstFed (No. 0-17829) are contained in FirstFed's Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1995, which were previously filed with the Securities and Exchange Commission (the "Commission") in a Registration Statement on Form S-4 (No. 33-61273), declared effective by the Commission on September 19, 1995.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 5.  Other Events

         Special Meeting of Stockholders. On October 27, 1995, Charter One held a Special Meeting of Stockholders (the "Meeting") to consider and vote upon the Merger and certain amendments to its Restated Certificate of Incorporation (the "Charter One Certificate"). The following is a record of the voting on the matters considered at the Meeting:

         (1) The approval and adoption of the Merger Agreement and the transactions contemplated thereby.

                        For                Against             Abstain              Broker Non-Votes
                        ---                -------             -------              ----------------
                    18,473,962             105,478              56,794                 1,073,008

         (2) The approval and adoption of an amendment to ARTICLE FOURTH of the Charter One Certificate to increase the number of authorized shares of Charter One Common Stock and preferred stock to 180,000,000 and 20,000,000, respectively.

                        For                Against             Abstain              Broker Non-Votes
                        ---                -------             -------              ----------------
                    12,950,353            5,623,203             62,678                 1,073,007

         (3) The approval and adoption of an amendment to Article SEVENTH of the Charter One Certificate to increase the number of authorized directors from 15 to 16.

                        For                Against             Abstain              Broker Non-Votes
                        ---                -------             -------              ----------------
                    19,156,709             450,445             102,088                     0

         (4) The approval and adoption of certain amendments to Articles FIFTH and SIXTH of the Charter One Certificate, including raising from 10% to 20% the threshold level of Charter One common stock ownership that is subject to voting restrictions.

                        For                Against             Abstain              Broker Non-Votes
                        ---                -------             -------              ----------------
                    17,993,942             507,534             134,757                 1,073,008

         In addition to the amendments to the Charter One Certificate described above, the Board of Directors of Charter One (the "Charter One Board") had adopted certain amendments to the Bylaws of Charter One which were contingent upon consummation of the Merger. The amendments to the Bylaws included provision for the following:

         (1) The executive officers of Charter One following the Merger are as follows: Charles J. Koch - Chairman of the Board, President and Chief Executive Officer; Richard W. Neu - Senior Vice President and Treasurer; John D. Koch - Senior Vice President; Mark D. Grossi - Senior Vice President; and Robert
                 J. Vana - Chief Corporate Counsel and Secretary.

         (2) During the four-year period immediately following the Merger, the Charter One Board will consist of 16 members, one-half of whom were selected by the Charter One Board and one-half of whom were selected by the FirstFed Board.

         (3) The non-employee directors of Charter One and FirstFed who did not become directors of Charter One after the

                 Merger are entitled under the Merger Agreement to serve as directors emeriti of Charter One and to be paid fees at least as favorable as those provided to directors emeriti of Charter One as of the effective time of the Merger.

         (4)     During the four-year period immediately following the Merger
                 (A) Charles John Koch and Jerome L. Schostak will serve as the Chairman and Vice Chairman, respectively, of the Charter One Board; (B) the Charter One Board (and each of the committees thereof, other than the Executive Committee) will consist of an equal number of persons serving on or representing the Charter One Board and the FirstFed Board, respectively, prior to the Merger; (C) any vacancy on the Charter One Board caused by the departure of a director who was a director of Charter One prior to the Merger, or a successor thereto, will be filled with a person recommended by the remaining directors of Charter One who were directors of Charter One prior to the Merger; (D) any vacancy on the Charter One Board caused by the departure of a director who was a director of FirstFed prior to the Merger, or a successor thereto, will be filled with a person recommended by the remaining directors of Charter One who were directors of FirstFed prior to the Merger; (E) a vote of two-thirds of the entire Charter One Board will be necessary to approve (i) any amendment to the Charter One Certificate or Bylaws, (ii) any merger, acquisition, sale of substantially all of its assets, or other extraordinary transaction involving Charter One or Charter One Bank or another significant financial institution subsidiary or (iii) the dismissal or replacement of any of the executive officers of Charter One or Charter One Bank or other significant financial institution subsidiary of Charter One; (F) subject to any necessary Office of Thrift Supervision approval, the members of the Charter One Board will also be the members of the Charter One Bank Board; and (G) the members of the Executive Committee of the Charter One Board will be Charles John Koch (Chairman), Jerome L. Schostak, John D. Koch, Mark
                 D. Grossi and Richard W. Neu.

         (5) The Executive Committee of the Charter One Board shall act by majority vote to carry out the policies, plans, practices and directions previously approved by the Board (or by 80% of the members of such committee) and otherwise to enable Charter One to conduct its business in the normal and regular course consistent with then current policies, plans, practices and directions. All other determinations by the Executive Committee shall require the affirmative vote of 80% of its members.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the full text of the

Charter One Certificate and Bylaws, which are attached as Exhibits 4.1 and 4.2, respectively, to this Report, and incorporated by reference herein.

         Repositioning Transactions. During October 1995, Charter One and FirstFed incurred certain costs to effect the Merger, which included costs associated with repositioning the combined entity's statement of financial condition to conform the combined entity's interest rate risk profile with the pre-Merger interest rate risk profile of Charter One, as well as transaction costs of the Merger and costs to combine operations. The initial step of the repositioning resulted in the sale of approximately $697 million of fixed-rate mortgage-backed securities at an after tax loss of approximately $11 million, with the net proceeds and other funds used to repay $690 million of reverse repurchase agreements. In conjunction therewith, interest rate exchange agreements with a notional value of $750 million and interest rate cap agreements with a notional value of $800 million were terminated at a net loss, after tax, of $49 million. Transaction costs of the Merger and costs to combine operations totaling approximately $20 million, after tax, were also charged to operations in October. After consideration of the above-mentioned transactions, which resulted in an aggregate after-tax charge to operations of approximately $80 million, the combined entity remains well-capitalized based on regulatory guidelines. Subject to market and operating conditions, it is anticipated that additional repositioning transactions and other Merger-related costs could be incurred through December 31, 1995 and that such activities could result in additional charges to operations of up to $20 million.

         The Unaudited Pro Forma Combined Financial Statements of Charter One and FirstFed were contained in the Joint Proxy Statement/Prospectus filed with Charter One's Registration Statement on Form S-4 (No. 33-61273), declared effective by the Commission on September 19, 1995.

Item 7.  Financial Statements and Exhibits

         (a)     Financial statements of businesses acquired.

                 Not applicable.

         (b)     Pro forma financial information.

                 Not applicable.

         (c)     Exhibits.

                 The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 CHARTER ONE FINANCIAL, INC.



Date:  November 15, 1995         By:      /s/ Charles John Koch
                                         -------------------------------
                                         Charles John Koch
                                         President and Chief Executive
                                         Officer

                                 EXHIBIT INDEX




                 2 Agreement and Plan of Merger, dated as of May 30, 1995, by and between Charter One and FirstFed (previously filed with Charter One's Current Report on Form 8-K for the event on May 31, 1995 (as amended), and incorporated herein by reference)

                 4.1      Second Restated Certificate of Incorporation of
                          Charter One

                 4.2      Bylaws of Charter One

                 99       Press Release of Charter One, dated October 31, 1995